EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

             THE BOARD OF DIRECTORS APEX WEALTH ENTERPRISES LIMITED



         As independent public accountants, we hereby consent to the inclusion in this registration statement on Form F-1 of our report on the balance sheets of Apex Wealth Enterprises Limited (a development stage company) as of May 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended May 31, 2004 and 2003 and for the period from April 8, 2002 (date of incorporation) to May 31, 2004. We also consent to the references to our firm in the "Experts" section of the Prospectus.








/s/ PKF
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PKF
CERTIFIED PUBLIC ACCOUNTANTS
HONG KONG
10 AUGUST 2004